Exhibit 32.2

SECTION 1350 CERTIFICATIONS

     In connection with the Quarterly Report of Big 5 Corp. (the “Company”) on Form 10-Q for the period ending September 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles P. Kirk, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles P. Kirk

Charles P. Kirk
Senior Vice President and Chief Financial Officer
November 12, 2003

A signed original of this written statement required by Section 906 has been provided to Big 5 Corp. and will be retained by Big 5 Corp. and furnished to the Securities and Exchange Commission or its staff upon request.